Exhibit 24.1

THOMAS PROPERTIES GROUP, INC.

POWER OF ATTORNEY

Each undersigned director and/or officer of Thomas Properties Group, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints James A. Thomas, Diana M. Laing and Robert D. Morgan, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and resubstitution, for the undersigned and in the name, place and stead of the undersigned, to sign on behalf of the undersigned as a director or officer or both, as applicable, a Registration Statement on Form S-8, or other appropriate form, with respect to the registration under the Securities Act of 1933, as amended, of securities issued under the Company’s 2004 Equity Incentive Plan and the 2004 Non-Employee Directors Restricted Stock Plan and to sign any and all amendments, including post-effective amendments, to such registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 22nd day of November, 2004.

/s/ JAMES A. THOMAS	/s/ DIANA M. LAING
James A. Thomas Director, Chairman, President and Chief Executive Officer (Principal Executive Officer)	Diana M. Laing Chief Financial Officer and Secretary (Principal Financial Officer)

/s/ RANDALL L. SCOTT	/s/ JOHN R. SISCHO
Randall L. Scott Executive Vice President and Director	John R. Sischo Executive Vice President and Director

/s/ ROBERT D. MORGAN	/s/ ROBERT BRUCE ANDREWS
Robert D. Morgan Vice President (Principal Accounting Officer)	Robert Bruce Andrews Director

/s/ EDWARD D. FOX	/s/ WINSTON H. HICKOX
Edward D. Fox Director	Winston H. Hickox Director

/s/ DANIEL NEIDICH
Daniel Neidich Director